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                       SEWARD & KISSEL LLP
                     ONE BATTERY PARK PLAZA
                    NEW YORK, NEW YORK 10004

                    Telephone: (212) 574-1200
                    Facsimile: (212) 480-8421


                                                 April 27, 2000



Sequoia Fund, Inc.
767 Fifth Avenue
New York, New York 10153

Dear Sirs:

         We have acted as counsel for Sequoia Fund, Inc., a Maryland corporation (the "Company"), in connection with the registration of an indefinite number of shares of the Company's common stock, par value $.10 per share (the "Common Stock"), under the Securities Act of 1933, as amended.

         As counsel for the Company we have participated in the preparation of Post-Effective Amendment No. 46 the Company's Registration Statement on Form N-1A relating to such shares (File Nos. 2-35566 and 811-1976) (the "Registration Statement"). We have examined the Charter and By-Laws of the Company and have relied upon a certificate of the Secretary of the Company certifying the resolutions of the Board of Directors of the Company authorizing the issuance of the Common Stock. We have also examined and relied upon such corporate records of the Company and such other documents and certificates as to factual matters as we have deemed to be necessary to render the opinion expressed herein.

         Based on such examination, we are of the opinion that the shares of Common Stock of the Company to be offered for sale pursuant to the Registration Statement are, to the extent of the number of shares authorized to be issued by the Company in its Charter, duly authorized and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly issued and will be fully paid and nonassessable shares of Common Stock of the Company under the laws of the State of Maryland.




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         We do not express an opinion with respct to any laws
other than the laws of Maryland applicable to the issuance of shares of common stock of a domestic business corporation. Accordingly, our opinion does not extend to, among other laws, the federal securities laws or the securities or "blue sky" laws of Maryland or any other jurisdiction. Members of this firm are admitted to the bar in the State of New York and the District of Columbia.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm in the Statements of Additional Information included therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                       Very truly yours,


                                       /s/ Seward & Kissel LLP


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